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                                 EXHIBIT 10.18



                               QUALITY ASSURANCE



                              CONSULTING AGREEMENT





         THIS QUALITY ASSURANCE CONSULTING AGREEMENT (the "Agreement"), effective as of February 15, 1996, by and between LITE ON SEMICONDUCTOR CORPORATION, 28-1 Wu Shin Street, Ta Wu Lung Industrial, Keelung, Taiwan (hereinafter "LPSC") and SHANGHAI KAI HONG ELECTRONICS COMPANY, LTD., Xinqiao Town, Song Jian County, Shanghai, People's Republic of China (hereinafter "Kai Hong").

         1.      PURPOSE.

         Kai Hong is in the process of establishing a manufacturing factory for the production of diodes, electronic components, surface mount devices, SOT-23 transistors, and other electronic packages. Kai Hong, at the present time, lacks the expertise to assure appropriate levels of quality control in its manufacturing operations. The purpose of this Agreement is to assist Kai Hong in ensuring that its manufacturing process operates in accordance with the highest quality assurance standards. These services are especially crucial as a substantial amount of the products from Kai Hong manufacturing operations begin to be sold for use in highly technical fields such as telecommunications, computers, automotive industries, etc.

         LPSC, whose principal business is the manufacture of electronic components, has the technical expertise to consult with Kai Hong and to provide the necessary assistance to improve and assure the high level of quality assurance and production required by Kai Hong. Further, LPSC has the personnel necessary to provide consulting services to Kai Hong.

         2.      TERM.

         This Agreement shall be effective as of February 15, 1996, and shall continue through February 15, 1998, unless sooner terminated as set forth herein. The term of this Agreement shall be renewable upon the mutual agreement of the parties. Each party shall notify the other, not less than six
(6) months prior to the end of a contract term, of its desire to extend the Agreement for an additional one or two years.

         3.      LPSC'S CONSULTING SERVICES.





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         Subject to the terms and conditions of this Agreement, Kai Hong appoints LPSC as its consultant to ensure that the products manufactured by Kai Hong meet a high level of quality assurance and that maximum profit is achieved. In the performance of its duties, LPSC shall provide a general manager, production manager, and controller to work on the premises of Kai Hong's factory in Shanghai for period of not less than two (2) years. LPSC's consulting services shall include the exercise of its expertise in the areas of quality control, engineering, manufacturing, and production efficiency. This shall include consultation with Kai Hong in the following areas:

                 (a)      QC skills
                          - SPC
                          - Motorola 6 Sigma
                          - Process FMEA/Design FMEA
                          - Control Plan
                          - 8 D Report

                 (b)      QC and Management Methodology and Tools
                 (c)      Documentation
                 (d)      Qualification Packages
                 (e)      TCM Implementation
                 (f)      ISO-9002 Implementation in 1996

         LPSC and Kai Hong shall agree on aggressive and achievable quality assurance and production goals and checkpoints. To assure that Kai Hong can monitor LPSC's progress in the performance of its consulting services, LPSC shall prepare and deliver to Kai Hong (and Kai Hong's joint venture partner, Diodes Incorporated, 3050 East Hillcrest Drive, Westlake Village, California 91362-3154) the following reports:

                 (a) Routine operation, quality, and financial reports, including daily, weekly, monthly, quarterly, and/or annual reports.


                 (b) Periodical performance reviews will be conducted at Kai Hong on a quarterly basis or more frequently as necessary.

         4.      KAI HONG'S DUTIES.

         Kai Hong shall identify potential quality assurance and production issues which arise in its factory, and will assign LPSC to consult on these issues. Kai Hong shall ensure that its employees cooperate fully with LPSC's agents in the performance of its consulting services. Kai Hong (acting through its joint venture partner, Diodes Incorporated) shall monitor the process of LPSC's consulting and training services and shall receive continuous feedback from LPSC and Diodes Incorporated concerning the consulting and training services.





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         5.      CONSULTING FEES.

         LPSC shall bill Kai Hong for its consulting fees on a monthly basis. The exact amount of the consulting fees shall be determined by the extent of the services necessary to achieve appropriate production and quality assurance in Kai Hong's manufacturing operations. The fee schedule shall be mutually agreed upon between the parties. The parties currently contemplate that the fee for LPSC's consulting services will be not less than Thirty Thousand Dollars (U.S.$30,000.00) per month and no more than Fifty Thousand Dollars (US$50,000.00). LPSC will also be eligible for a performance-based bonus upon the achievement of the production and quality assurance goals established by the parties.

         6.      EARLY TERMINATION.

         In the event that LPSC is not successful in improving the quality assurance and production capability of Kai Hong's factory as determined by mutually agreed upon goals, the parties shall meet to agree upon corrective action. If LPSC is not successful in correcting the problem within ninety (90) days thereafter, Kai Hong shall have the right to immediately terminate this Agreement with no penalty.

         In the event that Kai Hong defaults in any payment of consulting fees to LPSC, which default is not cured within ninety (90) days of LPSC's written notification of default, LPSC shall have the right to terminate this Agreement with no further notice.

         7.      CHOICE OF LAW.

         This Agreement shall be construed in accordance with the laws of the People's Republic of China.

         8.      DISPUTE RESOLUTION.

         The parties agree they shall act in good faith to resolve any disputes under this Agreement by mutual negotiation and discussion prior to invoking any other right to remedy hereunder.

         In the event any dispute arises out of the enforcement, interpretation, performance, or breach of any party under this Agreement, which cannot be amicably resolved, the parties shall promptly submit such dispute to arbitration. Arbitration proceedings shall be held in Shanghai by the Peoples Republic of China International Economic Trading Arbitration Committee, Shanghai Branch, in accordance with the "Rules of the Peoples Republic of China International Economic Trading Arbitration Committee". The arbitrability of any such dispute, claim,





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or controversy shall be determined by the arbitrator.  Such arbitration shall be the sole and exclusive forum for bringing any such dispute, claim, or controversy. The cost of the arbitration and any proceeding in court to confirm or vacate any arbitration award (including, without limitation, actual attorney's fees, costs, any fees paid to the arbitrator) shall be awarded to the prevailing party and against the unsuccessful party. This arbitration clause shall survive the termination of this Agreement.

         9.      ASSIGNMENT.

         LPSC acknowledges that Kai Hong is relying upon its manufacturing and quality assurance expertise in retaining its services as consultant. All consulting services hereunder shall be performed by active, regular employees of LPSC. LPSC shall not assign its right or delegate its duties under this Agreement to any other party.

         10.     AMENDMENT.

         This Agreement may not be amended, supplemented, or modified except by a written amendment signed by the party to be bound thereby.

         11.     RELATIONSHIP OF THE PARTIES.

         Nothing contained in this Agreement and no action taken by any party to this Agreement shall be deemed to constitute any party or any such party's employees, agents, or representatives, to be the employee, agent, or representative of the other party or shall be deemed to create any partnership, joint venture, association, or syndicate among or between any of the parties or shall be deemed to confer on any party any express or implied authority to incur any obligation or liability on behalf of the other party.

         12.     CONFIDENTIALITY.

         In order to achieve the purposes of this Agreement, Kai Hong may disclose to LPSC certain confidential information relating to its business. LPSC agrees that it shall keep all such information confidential and exercise the same degree of care to avoid unauthorized disclosure of such information as it uses in protecting its own trade secret and confidential information.

         13.     ENTIRE AGREEMENT.





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         This Agreement shall constitute the entire agreement of the parties hereto and shall supersede any and all prior agreements between the parties relating to the subject matter hereof.
         The foregoing is hereby agreed to by the parties and signed by their respective duly authorized officers as of the 15th day of February, 1996.



                          SHANGHAI KAI HONG ELECTRONICS
                          COMPANY, LTD

                          By:  /s/ David Lin
                            Name:   David Lin
                           Title:   President


                          LITE ON POWER SEMICONDUCTOR CORPORATION

                          By: /s/ M. K. Lu
                            Name:   M. K. Lu
                           Title:   President





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